EXHIBIT 10.18

                                    BARCLAYS                       Sorting Code:
                                BARCLAYS BANK PLC                       20-00-00
                  International Corporate Team - North America
                P.O. Box 544, 54 Lombard Street, London EC3V 9EX
                           Telephone: (0171) 699-5000



The Directors                                              Your Ref:
Aeromet International PLC                                  Our Ref:  Culff/NACT
Eurolink Way                                               Direct Line:  2361
Sittingbourne
Kent
ME10 3RN

                                                                  30th July 1998

Dear Sirs

We are pleased to advise you that Barclays Bank PLC ("the Bank") has agreed to provide aggregate short term facilities of up to Li.4,500,000 (Four Million Five Hundred Thousand Pounds Sterling) or its currency equivalent (the "Facility") to Aeromet International PLC ("the Borrower") as detailed below.

The Bank is also prepared to make available a Bankers Automated Clearing System Facility (the "BACS") of up to Li.2,000,000 (Two Million). Utilisation of the BACS will be in accordance with the terms and conditions previously agreed.

The Bank is also prepared to provide the Borrower with a Business Master II facility of up to Li.102,000 (One Hundred & Two Thousand Pounds Sterling) (the "BusinessMaster"). Utilisation under the BusinessMaster shall be in accordance with Schedule C attached hereto.

The Schedules attached hereto form part of the terms and conditions of this letter.

Following completion of the acceptance formalities detailed below, the Facility and the BACS and the BusinessMaster will be available for drawing by the Borrower, subject to the following terms and conditions:

1.   Options Available Within and Utilisation of the Facility

The Facility may be utilised by way of the following options and in accordance with the provisions of the Schedules related thereto:

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Sterling Overdraft (see Schedule A) and/or
Foreign Currency Overdraft (see Schedule A) and/or
Ancillary Facilities (see Schedule B).



          Facsimile: (0171) 699 2298 Telex: 418139 Answerback: BARCGB G

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Within the Facility the aggregate of the liabilities due, owing or incurred thereunder shall not at any time exceed US$7,500,000 (Seven Million Five Hundred Thousand United States Dollars) or its currency equivalent.

The Dollar equivalent of the currencies utilised or available to be utilised under the Facility be calculated by the Bank at any time by reference to the Bank's spot rate of exchange in the London Exchange Market for the sale of the relevant currency or currencies for Sterling.

2.   Availability

All monies owing under the Facility and the BACS and the BusinessMaster are repayable upon written demand by the Bank and/or any undrawn portion of the Facility and the BACS and the BusinessMaster may be cancelled by the Bank, at any time. Following demand and/or cancellation, no further utilisation may be made under the Facility and the BACS and the BusinessMaster. The Bank may, at any time after such demand and/or cancellation call for payment of full cash cover for the full amount of all liabilities outstanding under the Ancillary Facilities, and/or

The Bank may require the Borrower to give security over cash cover paid to the Bank (together with interest accruing thereon) in form and substance satisfactory to the Bank to secure the Borrower's liabilities to the Bank under the Facility and the BACS and the BusinessMaster.

The Borrower shall indemnify the bank on demand against any loss, liability or expense which the Bank may reasonably sustain or incur as a consequence of making such demand or as a consequence of non-performance by the borrower of any obligation under this letter.

Any monies not paid following a demand under this clause shall continue to bear interest and in respect of the Sterling Overdraft, the Foreign Currency Overdraft as calculated in the respective Schedules.

Following any payments made by the Bank on behalf of the Borrower under the BACS and the BusinessMaster and the Ancillary Facilities, will, except for those amounts where cash cover has been made by the Borrower as for above, continue to bear interest at 2% per annum over the Bank's Base Rate current from time to time until payment is made. Interest shall, if unpaid, be compounded on the Bank's usual charging dates. Interest will continue to be charged and compounded on this basis after as well as before demand or judgment.

The Bank reserves the right, at any time following a demand under this clause, to purchase with Sterling any currency necessary to convert any amounts outstanding under the Facility, together with interest accrued thereon, to Sterling, whereupon the Borrower shall then

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become liable to pay the Bank forthwith the relevant Sterling amounts, together with all costs and expenses incurred by the bank. Interest will continue to be charged as detailed above.

In the absence of demand or cancellation by the Bank, the Facility and the BACS and the BusinessMaster are available for utilisation until the 30th July 1999 and no liability or liabilities incurred may extend more than three months beyond the above mentioned expiry date. However, the Bank will be pleased to discuss the Borrower's future requirements shortly before that date.

3.   Security and/or Guarantees

The Borrowers obligations hereunder will be secured by a charge over debtors on the Bank's standard form.

This security together with any other security which is now held, or hereafter may be held, by the Bank to secure all moneys and liabilities which shall from time to time be due, owing or incurred to the Bank by the Borrower, whether actually or contingently.

4.   Fees

A negotiation fee of Li.15,000 (plus VAT, if any) will be payable by the Borrower to the Bank on acceptance of this offer.

5.   Information

The Borrower undertakes to provide the Bank with copies of its audited Consolidated Profit and Loss account and Balance Sheet as soon as they are available and not later than 180 days from the end of each accounting reference period, together with monthly Management Accounts and debtor listing within 30 days of each month end. In addition the Borrower undertakes to provide the Bank with copies of Pacific Aerospace & Electronics, Inc (the "Parent") audited Consolidated Profit and Loss account and Balance Sheet and Form 10K as soon as they are available and not later than 180 days from the end of each accounting reference period, together with a copy of the Form 10Q within 60 days of the quarter end together with any other information which the Bank may reasonably request from time to time.

6.   Change in Circumstances

In the event of any change in applicable law or regulation or the existing requirements of, or any new requirements being imposed by, the Bank of England or other regulatory authority the result of which, in the sole opinion of the Bank, is to increase the cost of it of funding, maintaining or making available the Facility and the BACS and the BusinessMaster(or any

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undrawn amount thereof) or to reduce the effective return to the Bank, then the
Borrower shall pay to the Bank such sum as may be certified by the Bank to the Borrower as shall compensate the Bank for such increased cost or such reduction.

7.   Set-Off

Any sum of money at any time standing to the credit of the Borrower with the Bank in any currency upon any account or otherwise (whether or not any such account is held in the Borrower's name) or provided to the Bank as cash cover for any outstanding liabilities under the BACS and the BusinessMaster and the Ancillary Facilities, may be applied by the Bank at any time (without notice to the Borrower) in or towards the discharge of any money or liabilities now or hereafter due, owing or incurred to the Bank by the Borrower hereunder (whether presently payable or not).

8.   Currency Indemnity

If, for any reason, any amount payable to the Bank is received or recovered in a currency other than the contractual currency in which it is due, then, to the extent that the amount actually received or recovered by the Bank (when converted by the Bank into the contractual currency at the applicable rate of exchange) falls short of the amount due in the contractual currency, the Borrower shall, as a separate and independent obligation, reimburse the Bank on demand (on a full indemnity basis) for the amount of such shortfall.

9.   Negative pledge

Neither the borrower nor any of its subsidiaries will create or permit to subsist (other than in favour of the Bank) any lien (except a lien arising solely by operation of law), mortgage, guarantee or charge or other encumbrance, except encumbrances in existence at the date of this offer and full details of which were disclosed in writing to the Bank prior to that date provided that the amount secured by any such encumbrance is not at any time increased.

10.  Default Clause

If any indebtedness of the Parent or any of its Subsidiaries becomes immediately due and payable, or capable of being declared so due and payable, prior to its stated maturity, by reason of default on the part of any person, or the Parent or any of its Subsidiaries failing to discharge any indebtedness on its due date (other than a liability which the Parent or any of its Subsidiaries shall then be contesting in good faith) then the Bank's commitment to advance the Facility or any balance thereof shall cease and the whole amount of the outstanding Facility and all accrued interest and other amounts owing hereunder will become repayable forthwith on demand in writing made by the Bank at any time.

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11.  Applicable Law

This letter shall be governed by, construed and take effect in accordance with English Law.

12.  Acceptance

Prior to the Facility and the BACS and the BusinessMaster being utilised, the Borrower shall provide the 54 Lombard Street Branch of the Bank (the "Branch") with the following:

(a) the enclosed duplicate of this letter duly signed on the Borrower's behalf as evidence of acceptance of the terms and conditions stated herein,

(b) a certified true copy of a resolution of the Borrower's Board of Directors:

     (i) accepting the Facility and the BACS and the BusinessMaster on the terms and conditions stated herein,

     (ii) authorising, a specified person, or persons, to sign and return to the Bank the duplicate of this letter,

     (iii) authorising the Bank to accept instructions and confirmations in connection with the Facility and the BACS and the BusinessMaster signed in accordance with the Bank's signing mandate current from time to time.

(c) confirmed specimens of the signature of those officers referred to in
(b)(ii) above.

(d) the executed charge over debtors.

This offer will remain available for a period of one month from the date of this letter after which it will lapse if not accepted.

Yours faithfully,
for and on behalf of
BARCLAYS BANK PLC


/s/ W. J. BLACKLEDGE
----------------------------------
W J Blackledge
Associate Director

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
Accepted on the terms and conditions stated herein, pursuant to a resolution of the Board of Directors (a certified true copy of which is attached hereto).

For and on behalf of
AEROMET INTERNATIONAL PLC



/s/ DON A. WRIGHT            :DIRECTOR      /s/ NICK A. GERDE          :DIRECTOR
-----------------------------               ---------------------------

DATE:  7-31-98
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                                   SCHEDULE A

Sterling Overdraft

The sterling overdraft will be available on the Borrower's current account at this branch of the Bank (the "Branch") with interest charged at a rate of 2% per annum over the Bank's Base Rate current from time to time. Interest together with other charges will be debited to the Borrower's current account at the Branch quarterly in arrears in March, June, September and December each year or at such other times as may be determined by the Bank, and such interest will be calculated on the basis of actual days elapsed over 365 day year.

Foreign Currency Overdraft

The Foreign Currency Overdraft will be made available in any currency (other than sterling) as previously agreed by and arranged with the Bank, and which currency is freely transferable and available to the Bank in the normal course of business.

The Foreign Currency Overdraft will be available in any currency account at the Branch with interest charged at 2% per annum over the Bank's call loan rate current from time to time. Interest together with other charges will be debited to the Borrower's foreign currency account at the Branch quarterly in arrears in March, June, September and December each year or at such other times as may be determined by the Bank, and such interest will be calculated on the basis of actual days elapsed over a 360 day year.

                                   SCHEDULE B

ANCILLARY FACILITIES

Documentary Letters of Credit

The Bank is prepared to open Documentary Letters of Credit on instructions from the Borrower to provide for the purchase of commodities as may be agreed by the Bank from time to time. All Documentary Letters of Credit are issued subject to the terms and conditions set out in the Bank's standard form for opening Documentary Letters of Credit and are also subject to the "Uniform Customs and Practice for Documentary Credits 500", or any subsequent revision as issued by the International chamber of Commerce. Pricing will be decided on a case by case basis.

Guarantees, Bonds and Indemnities

The Bank is prepared to consider issuing guarantees, bonds and indemnities on behalf of the Borrower in respect of normally accepted and commercial transactions, subject to prior

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agreement with the Bank and receipt of the necessary counter indemnities.
Pricing will be decided on a case by case basis.

Negotiation of Sterling/Foreign Currency Cheques and Bills of Exchange Payable Abroad

The Bank will purchase, with recourse, suitable foreign currency and sterling cheques payable abroad and/or approved foreign currency or sterling bills of exchange payable abroad. The suitability of those cheques and bills of exchange which the Bank is prepared to purchase is entirely at the discretion of the Bank, and is subject to the Uniform Rules for the Collection of Commercial Paper (1995 Revision). Pricing will be decided on a case by case basis.

                                   SCHEDULE C

The BusinessMaster II

The BusinessMaster II shall be used in accordance with the terms and conditions that have already been agreed.

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CHARGE OVER DEBTORS
-------------------

DEED OF CHARGE
--------------


1. AEROMET INTERNATIONAL PLC (hereinafter called "the Company") whose registered office is at EUROLINK WAY, SITTINGBOURNE, KENT ME10 3RN will on demand in writing made to the Company pay or discharge to Barclays Bank PLC (hereinafter called "the Bank") all moneys and liabilities which shall for the time being (and whether on or at any time after such demand) be due owing or incurred to the Bank by the Company whether actually or contingently and whether solely or jointly with any other person and whether as principal or surety and including interest discount commission or other lawful charges and expenses which the Bank may in the course of its business charge in respect of any of the matters aforesaid or for keeping the Company's account and so that interest shall be computed and compounded according to the usual mode of the Bank as well after as before any demand made or judgement obtained hereunder.

2. A demand for payment or any other demand or notice under this security may be made or given by any manager or officer of the Bank or of any branch thereof by letter addressed to the Company and sent by post to or left at the registered office of the Company or its last known place of business and if sent by post shall be deemed to have been made or given at noon on the day following the day the letter was posted.

3. The Company with full title guarantee hereby charges with the payment or discharge of all moneys and liabilities hereby covenanted to be paid or discharged by the Company by way of first fixed charge all book debts and other debts now and from time to time due or owing to the Company.

4. This security shall be continuing security to the Bank notwithstanding any settlement of account or other matter or thing whatsoever and shall be without prejudice and in addition to any other security whether by way of mortgage equitable charge or otherwise howsoever which the Bank may now or any time hereafter hold on the property of the Company or any part thereof for or in respect of the moneys hereby secured or any of them or any part thereof respectively.

5.   During the continuance of this security the Company:-

     (a) shall furnish to the Bank copies of the trading and profit and loss account and audited balance sheet in respect of each financial year of the Company and of every

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     subsidiary thereof forthwith upon the same becoming available and not in any event later than the expiration of three months from the end of such financial year and also from time to time such other financial statements and information respecting the assets and liabilities of the Company as the Bank may reasonably require;

     (b) shall maintain the aggregate value of the Company's book debts (excluding debts owing by any subsidiary of the Company) at a sum to be fixed by the Bank from time to time and whenever required by the Bank obtain from the Managing Director of the Company for the time being or if there shall be no Managing Director then from one of the Directors of the Company and furnish to the Bank a certificate showing the said aggregate value;

     c) shall pay into the Company's account with the Bank all moneys which it may receive in respect of the book debts and other debts hereby charged and shall not without the prior consent of the Bank in writing purport to charge or assign, the same in favour of any other person and shall if called upon to do so by the Bank execute a legal assignment of such book debts and other debts to the Bank.

6. (a) At any time after the Bank shall have demanded payment of any moneys hereby secured or if requested by the Company the Bank may appoint by writing any person or persons (whether an officer of the Bank or not) to be a receiver and manager or receivers and managers (hereinafter called "the Receiver" which expression shall where the context so admits include the plural and any substituted receiver and manager or receivers and managers) of all or any part of the property hereby charged;

     (b) Where two or more persons are appointed to be the Receiver any act required or authorised under any enactment, this Charge (including the power of attorney contained in Clause 7 hereof) or otherwise to be done by the Receiver may be done by any one or more of them unless the Bank shall in such appointment specify to the contrary;

     (c) The Bank may from time to time determine the remuneration of the Receiver and may remove the Receiver and appoint another in his place;

     (d) The Receiver shall be the agent of the Company (which subject to the provisions of the Insolvency Act 1986 shall alone be personally liable for his acts defaults and remuneration) and shall have-and be entitled to exercise all powers conferred by the Law of Property Act 1925 in the same way as if the Receiver had been duly appointed thereunder and in particular by way of addition to but without hereby limiting any general powers hereinbefore referred to (and without prejudice to

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     the Bank's Power of sale) the Receiver shall have power to do the following things namely:-

     (i) to take possession of collect and get in all or any part of the property hereby charged and for that purpose to take any proceedings in the name of the Company or otherwise as he shall think fit:

     (ii) to raise money from the Bank or others on the security of any debtor debts hereby charged:

     (iii) to factor or concur in factoring and to release any of the debts hereby charged in such manner and generally on such terms and conditions as he shall think fit and to carry any such transactions into effect in the name of and on behalf of the Company:

     (iv) to make any arrangement or compromise which the Bank or he shall think fit:

     (v) to appoint managers officers and agents for the aforesaid purposes at such salaries as he may determine:

     (vi) to do all such other acts and things as may be considered to be incidental or conducive to any of the matters or powers aforesaid and which he lawfully may or can do:

     (vii) to obtain access to and take copies of or extracts from any of the books and other records of the Company and for that purpose to go on or into any of the Company's land or buildings or any other land or buildings in or on which the Company's books and other records are for the time being held or deposited;

     (e) All powers of the Receiver hereunder may be exercised by the Bank whether as Attorney of the Company or otherwise.

7. The Company hereby irrevocably appoints the Bank and the Receiver jointly and also severally the Attorney and Attorneys of the Company for the Company and in its name and on its behalf and as its act and deed or otherwise to seal and deliver and otherwise perfect any deed assurance agreement instrument or act which may be required or may be deemed proper for any of the purposes aforesaid and to take any action or proceedings in connection with any, debt or debts hereby charged wheresoever situate.

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8.   Any moneys received under the powers hereby conferred shall subject to the repayment of any claims having priority to this security be paid or applied in the following order of priority:-

     (a) in satisfaction of all costs charges and expenses properly incurred and payments properly made by the Bank or the Receiver and of the remuneration of the Receiver;

     (b) in or towards satisfaction of the moneys outstanding and secured by this security;

     (c) as to the surplus (if any) to the person or persons entitled thereto.

9. Section 103 of the Law of Property Act 1925 shall not apply to this security but the statutory power of sale shall as between the Bank and a purchaser from the Bank be exercisable at any time after the execution of this security provided that the Bank shall not exercise the said power of sale until payment of the moneys hereby secured has been demanded or the Receiver has been appointed but this proviso shall not affect a purchaser or put him upon inquiry whether such demand or appointment has been made.

10. All costs charges and expenses incurred hereunder by the Bank and all other moneys paid by the Bank or by the Receiver in perfecting or otherwise in connection with this security or in respect of the property hereby charged and all costs of the Bank of all proceedings for the enforcement of the security hereby constituted or for obtaining payment of the moneys hereby secured or arising out of or in connection with the acts authorised by Clause 6 hereof (and so that any taxation of the Bank's costs charges and expenses shall be on a full indemnity basis) shall be recoverable from the Company as a debt and may be debited to any account of the Company and shall bear interest accordingly and shall be charged on the premises comprised herein and the charge hereby conferred shall be in addition and without prejudice to any and every other remedy lien or security which the Bank may or but for the said charge would have for the moneys hereby secured or any part thereof.

11. In this security where the context so admits the expression "the bank" shall include persons deriving title under the Bank and any reference herein to any statute or any section of any statute shall be deemed to include reference to any statutory modification or re-enactment thereof for the time being in force.

IN WITNESS WHEREOF the company has executed these presents as a deed this
           day of                199 .

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Executed and delivered
as a deed by AEROMET INTERNATIONAL PLC


/s/ D.A. WRIGHT                        DIRECTOR
---------------------------------------

/s/ NICK A. GERDE                      DIRECTOR
---------------------------------------

Company's Registered Number 1626585
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